UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2020

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2020, Mid Penn Bancorp, Inc., the holding company for Mid Penn Bank, announced that Brian A. Hudson, Sr., CPA, CGMA, CTP has been appointed to serve as a Class A Director of Mid Penn Bancorp, Inc., with a term expiring in 2023.  The anticipated effective date of his appointment is January 27, 2021.  As of the date of this filing, committee assignments have not been determined.

Mr. Hudson served as Executive Director and Chief Executive Officer of the Pennsylvania Housing Finance Agency, from which he retired in February 2020.  Mr. Hudson currently serves on the Boards of Directors of Erie Indemnity Company (Erie Insurance), Community Development Trust, and Penn State Health Milton S. Hershey Medical Center.  He previously served on the Boards of Directors of the Federal Home Loan Bank of Pittsburgh, the Federal Reserve Board Consumer Advisory Council, Commonwealth Cornerstone Group, and the National Council of State Housing Finance Agencies.

A copy of the press release announcing Mr. Hudson’s appointment is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits.

(d) Exhibits.

99.1Press release issued by Mid Penn Bancorp, Inc. on December 23, 2020

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: December 23, 2020	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer